EXHIBIT 99.01

                      Continucare Corporation Reports Final
               Financial Results for Third Quarter of Fiscal 2005



    MIAMI--(BUSINESS WIRE)--May 23, 2005--Continucare Corporation (AMEX:CNU):

    --  Final Third Fiscal Quarter Revenue 15% Higher Than One Year
        Ago

    --  Third Fiscal Quarter Net Income Exceeds Preliminary Estimate

    --  Nine-Month Revenues 10% Higher and Net Income 29% Higher

    -- Previously Announced Restatement Completed; Final Results Also Exceed Preliminary Estimate

    Continucare Corporation (AMEX:CNU) today reported financial results for its third quarter of fiscal 2005 and the nine months ended March 31, 2005.

    Third Quarter Results

    For the third quarter of fiscal 2005, total revenue was $29.8 million compared to $25.9 million for the third quarter of fiscal 2004. Income from operations during the third quarter of fiscal 2005 was $1.7 million compared to $2.2 million for the same period one year ago. Income from continuing operations in the third quarter of fiscal 2005 was $1.5 million compared to $1.9 million in the year-ago period. There was no income or loss from discontinued operations during the third quarter of fiscal 2005 compared to a loss of $0.4 million in the year-ago period. Net income for the third quarter of fiscal 2005 was $1.5 million, or $0.03 per diluted share, compared to net income of $1.5 million, or $0.03 per diluted share, one year ago.

    Nine-Month Results

    For the nine months ended March 31, 2005, total revenue was $83.1 million compared to $75.3 million for the nine-month period one year ago. Income from operations during the nine-month period was $5.4 million compared to $3.8 million for the same period one year ago. Income from continuing operations during the nine-month period was $4.7 million compared to $5.3 million in the year-ago period, but the amount for the fiscal 2004 nine-month period included $2.2 million of other income that related to the previously disclosed settlement of an alleged Medicare obligation. There was no income or loss from discontinued operations during the nine-month period compared to a loss of $1.6 million in the year-ago period. Net income for the nine-month period was $4.7 million, or $0.09 per diluted share, compared to net income of $3.7 million, or $0.08 per diluted share, one year ago.
    The discontinued operations reflected in Continucare's financial results for the fiscal 2004 period relate to its former home health operations which were disposed of in a series of transactions completed in the third fiscal quarter of fiscal 2004 and a group of independent physician contracts terminated effective January 1, 2003.

    Restatement Completed

    Continucare also announced completion of the previously announced restatement of its financial statements for the fourth quarter of fiscal 2004 and the first two quarters of fiscal 2005. Continucare's independent registered public accounting firm has issued an unqualified opinion on Continucare's restated financial statements for fiscal 2004, which have been amended and filed with the Securities and Exchange Commission. As a result of continued analysis of the patient data submitted to its HMO affiliate during the affected periods, the ultimate financial impact of the restatement was better than Continucare's preliminary estimates. During the three fiscal quarters that were restated, Continucare's actual restated net income exceeded its preliminary estimate by a total of approximately $0.3 million. Highlights of Continucare's restated results include:


--  For the Fiscal Year ended June 30, 2004:
    --  Total revenue: $101.8 million
    --  Net income: $4.7 million
    --  Diluted EPS: $0.09

--  For the three-months ended September 30, 2004:
    --  Total revenue: $26.2 million
    --  Net income: $1.1 million
    --  Diluted EPS: $0.02

--  For the three-months ended December 31, 2004:
    --  Total revenue: $27.1 million
    --  Net income: $2.1 million
    --  Diluted EPS: $0.04

--  For the six-months ended December 31, 2004:
    --  Total revenue: $53.3 million
    --  Net income: $3.2 million
    --  Diluted EPS: $0.06


    In addition, Continucare's restated balance sheets reflect decreases in amounts due from HMOs of approximately $0.6 million, $1.2 million and $1.6 million, as of June 30, September 30, and December 31, 2004, respectively, and decreases in accrued expenses of $0.1 million, and $0.2 million, as of September 30, and December 31, 2004, respectively. As a result of these changes, shareholders' equity was reduced to $16.4 million, $17.5 million and $19.9 million of June 30, September 30, and December 31, 2004, respectively.
    "We are pleased to report the results of our third quarter of fiscal 2005," commented Richard C. Pfenniger, Jr., Continucare's Chief Executive Officer. "Revenue for the quarter was 15% higher than one year ago and our actual net income for our third fiscal quarter was $0.4 million higher than our preliminary estimate. As a result, we recognized $0.01 of earnings per share more than our initial estimate for the period. In addition, our nine-month results reflect significant improvement in our business with revenues and net income 10% and 29% higher, respectively."
    Mr. Pfenniger continued, "Although we regret the need for the restatement, we are relieved to have learned that the financial impact of the software error on our prior reported results was not as extensive as we first believed. We remain committed to maintaining high standards of conduct and now look forward to moving ahead and continuing to improve our business and profitability. We appreciate the patience our investors have shown as we worked on making certain we are in compliance with our public reporting responsibilities."
    Continucare Corporation, http://www.continucare.com, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.
    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties which may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, risks relating to the level of payment we receive from governmental programs and third party payors, including any changes that may result from the continuing impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment, uncertainties relating to changes in our revenue mix or claims loss ratio, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could impact reimbursements to health care providers and insurers, the risk that we may not conduct repurchases of our common stock in the full amount authorized under our repurchase program, the risk that the software error discussed above affected other data that we submitted to our HMO affiliate, the risk that we have not fully corrected that software error or that other undetected errors may exist in that software or our other software system, the risk that we may be determined to have a significant deficiency or material weakness in our internal controls, and the risk that any repurchases of our common stock that we effect may adversely impact our future liquidity or capital resources. In addition to the risks set forth above, the forward-looking statements in this press release may also be adversely impacted by our ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations, our ability to enter into and renew managed care provider arrangements on acceptable terms, our current dependence on two HMOs for substantially all of our revenues, our ability to comply with applicable laws and regulations and the terms of our agreements with our HMO affiliates, our ability to work together effectively with our HMO affiliates, including the fact that we depend upon our HMO affiliates to determine the payments we receive for certain of our managed care operations based, in part, on information that we submit to them; the impact of the Medicare risk adjustment program on payments we receive for our managed care operations, , our ability to attract and retain qualified medical professionals, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, delays in receiving payments, increases in the cost of our insurance coverage, including our stop-loss coverage, the possible loss of our insurance coverage, the collectibility of uninsured accounts and deductible and co-pay amounts, our ability to accurately estimate our liability for medical claims incurred but not reported, Federal and state investigations, litigation for medical malpractice and the outcome of any such litigation; changes in estimates and judgments associated with our critical accounting policies, impairment charges that could be required in future periods, our ability to satisfy our liabilities and respond to our capital needs, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K/A for the fiscal year ended June 30, 2004 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.



                        CONTINUCARE CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                              March 31,    June 30,
                                                 2005         2004
                                             ------------ ------------
                   ASSETS                    (Unaudited)   (Restated)
Current assets:
 Cash and cash equivalents                    $7,132,935     $720,360
 Certificates of deposit, current                      -      101,515
 Other receivables                               223,505      423,215
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $11,450,000 at
  March 31, 2005 and June 30, 2004             2,395,324    2,701,878
 Prepaid expenses and other current assets       825,715      890,806
                                             ------------ ------------
     Total current assets                     10,577,479    4,837,774
Certificates of deposit, restricted              530,350       30,000
Equipment, furniture and leasehold
 improvements, net                               724,260      492,054
Goodwill, net                                 14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,334,000 and
 $2,069,000, respectively                      1,178,251    1,442,858
Deferred financing costs, net of accumulated
 amortization of approximately $885,000 and
 $222,500, respectively                                -      662,502
Other assets, net                                 67,305      100,483
                                             ------------ ------------
     Total assets                            $27,420,155  $21,908,181
                                             ============ ============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $529,999     $504,151
 Accrued expenses                              2,202,454    1,452,598
 Due to Medicare, net                             14,645       14,645
 Liabilities related to discontinued
  operations                                     119,030      208,484
 Current portion of related party notes
  payable                                        106,861        8,052
 Current portion of capital lease obligations     89,450       81,163
 Note payable                                    780,949            -
 Deferred revenue                              2,500,000    3,000,000
                                             ------------ ------------
     Total current liabilities                 6,343,388    5,269,093
Capital lease obligations, less current
 portion                                          36,420      101,177
Long term debt, less current portion              29,077       29,077
Related party notes payable, less current
 portion                                               -      117,717
                                             ------------ ------------
     Total liabilities                         6,408,885    5,517,064
Commitments and contingencies
Shareholders' equity:
 Common stock; $0.0001 par value; 100,000,000
  shares authorized, 53,357,895 shares issued
  and 50,321,602 shares outstanding at March
  31, 2005 and 53,296,379 shares issued and
  50,300,186 shares outstanding at June 30,
  2004                                             5,033        5,031
 Additional paid-in capital                   69,907,581   69,907,973
 Accumulated deficit                         (43,378,305) (48,097,186)
 Treasury stock (3,036,293 and 2,996,193
  shares, respectively)                       (5,523,039)  (5,424,701)
                                             ------------ ------------
     Total shareholders' equity               21,011,270   16,391,117
                                             ------------ ------------
     Total liabilities and shareholders'
      equity                                 $27,420,155  $21,908,181
                                             ============ ============





                        CONTINUCARE CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                           (Unaudited)              (Unaudited)
                        Three-Months Ended       Nine-Months Ended
                     ------------------------ ------------------------
                       3/31/05     3/31/04      3/31/05     3/31/04
                     ------------------------ ------------------------
Revenue:
 Medical services
  revenue, net       $29,608,640 $25,705,431  $82,329,781 $74,812,607
 Management fee
  revenue and other
  income                 166,801     195,274      767,459     519,733
                     ------------------------ ------------------------
      Total revenue   29,775,441  25,900,705   83,097,240  75,332,340

Operating expenses:
 Medical services:
   Medical claims     21,976,703  18,984,500   59,593,218  55,932,729
   Other direct costs  3,019,984   3,009,934    9,717,310   8,761,813
                     ------------------------ ------------------------
      Total medical
       services       24,996,687  21,994,434   69,310,528  64,694,542
 Administrative
  payroll and
  employee benefits    1,312,965   1,031,724    3,780,809   2,918,040
 General and
  administrative       1,810,418     716,270    5,148,457   4,297,005
 Gain on
  extinguishment
  of debt                      -           -     (500,000)   (350,000)
                     ------------------------ ------------------------
      Total operating
       expenses       28,120,070  23,742,428   77,739,794  71,559,587
                     ------------------------ ------------------------

Income from
 operations            1,655,371   2,158,277    5,357,446   3,772,753

Other income
 (expense):
 Interest income          40,223         716       61,534       2,792
 Interest expense       (224,139)   (253,602)    (700,099)   (742,203)
 Medicare settlement
  related to
  terminated
  operations                   -           -            -   2,218,278
                     ------------------------ ------------------------

Income from
 continuing
 operations            1,471,455   1,905,391    4,718,881   5,251,620

Income (loss) from
 discontinued
 operations:
 Home health
  operations                   -    (394,156)           -  (1,666,934)
 Terminated IPA                -           -            -      73,091
                     ------------------------ ------------------------
Loss from
 discontinued
 operations                    -    (394,156)           -  (1,593,843)
                     ------------------------ ------------------------

Net income            $1,471,455  $1,511,235   $4,718,881  $3,657,777
                     ======================== ========================


Basic net income
 (loss) per common
 share:
 Income from
  continuing
  operations                $.03        $.05         $.09        $.12
 Loss from
  discontinued
  operations                   -        (.01)           -        (.03)
                     ------------------------ ------------------------
Net income per
 common share               $.03        $.04         $.09        $.09
                     ======================== ========================

Diluted net income
 (loss) per common
 share:
 Income from
  continuing
  operations                $.03        $.04         $.09        $.11
 Loss from
  discontinued
  operations                   -        (.01)           -        (.03)
                     ------------------------ ------------------------
Net income per
 common share               $.03        $.03         $.09        $.08
                     ======================== ========================

Basic weighted
 average common
 shares outstanding   50,345,997  42,599,649   50,319,126  42,452,016
                     ======================== ========================
Diluted weighted
 average common
 shares outstanding   52,373,915  49,256,367   51,982,091  48,255,033
                     ======================== ========================





                        CONTINUCARE CORPORATION

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                 Nine-Months Ended
                                                      March 31,
                                               -----------------------
                                                  2005        2004
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $4,718,881  $3,657,777
 Loss from discontinued operations                      -   1,593,843
                                               ----------- -----------
 Income from continuing operations              4,718,881   5,251,620
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs    1,101,481     838,467
   Recognition of compensation expense related
    to issuance of stock options                  261,627           -
   Gain on extinguishment of debt                (500,000)   (350,000)
   Provision for bad debt                               -     104,296
   Medicare settlement related to terminated
    operations                                          -  (2,218,278)
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Prepaid expenses and other current assets       65,091     (16,076)
   Other receivables                              199,710      24,215
   Other assets                                    33,178      (1,507)
   Due from HMO's, net                            306,554  (1,635,615)
   Due to Medicare, net                                 -     103,926
   Accounts payable and accrued expenses          753,753     427,368
                                               ----------- -----------
Net cash provided by continuing operations      6,940,275   2,528,416
Net cash used in discontinued operations          (89,454) (1,182,540)
                                               ----------- -----------
Net cash provided by operating activities       6,850,821   1,345,876

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificate of deposit              (500,000)          -
 Proceeds from maturities of certificates of
  deposit                                         101,165      30,353
 Purchase of property and equipment              (406,578)    (64,070)
                                               ----------- -----------
Net cash used in continuing operations           (805,413)    (33,717)
Net cash used in discontinued operations                -        (938)
                                               ----------- -----------
Net cash used in investing activities            (805,413)    (34,655)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                     1,040,000           -
 Payments on notes payable                       (259,051)          -
 Payments on convertible subordinated notes             -    (185,332)
 Payment of fees related to private placement
  transaction                                     (98,244)          -
 Payments on related party notes                   (4,358)    (31,927)
 Principal repayments under capital lease
  obligation                                      (56,470)    (51,277)
 Proceeds from exercise of stock options           91,700     351,369
 Net decrease in credit facility                        -     (27,396)
 Repurchase of common stock                      (346,410)          -
 Payment of deferred financing costs                    -     (15,000)
 Repayments to Medicare per agreement                   -    (306,399)
                                               ----------- -----------
Net cash provided by (used in) continuing
 operations                                       367,167    (265,962)
Net cash used in discontinued operations                -           -
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                       367,167    (265,962)
                                               ----------- -----------

Net increase in cash and cash equivalents       6,412,575   1,045,259
Cash and cash equivalents at beginning of
 period                                           720,360     160,743
                                               ----------- -----------
Cash and cash equivalents at end of period     $7,132,935  $1,206,002
                                               =========== ===========




    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105